Exhibit 10.1

ASTEC INDUSTRIES, INC.
DEFERRED COMPENSATION PLAN
Effective January 1, 2021

PREAMBLE
The Plan is intended to be a “plan which is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended, or an “excess benefit plan” within the meaning of Section 3(36) of the Employee Retirement Income Security Act of 1974, as amended, or a combination of both. The Plan is intended to provide nonqualified deferred compensation and is intended to conform with the requirements of Internal Revenue Code Section 409A and the final regulations issued thereunder and shall be interpreted, implemented and administered in a manner consistent therewith.

Article 1 - GENERAL
1.1    Purpose. The purpose of the Plan is to provide Eligible Employees an opportunity to defer to a future date the receipt of base and bonus compensation.
1.2    Effective Date. The Effective Date of the Plan is January 1, 2021.
Article 2 - DEFINITIONS
Pronouns used in the Plan are in the masculine gender but include the feminine gender unless the context clearly indicates otherwise. Wherever used herein, the following terms have the meanings set forth below, unless a different meaning is clearly required by the context:
“Account” means an account established for the purpose of recording amounts credited on behalf of a Participant and any income, expenses, gains, losses or distributions included thereon. The Account shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant or to the Participant’s Beneficiary pursuant to the Plan.
“Base Compensation” means the Participant’s the portion of the Participant’s Compensation derived from the Participant’s base rate of compensation (for example regular compensation, holiday, vacation, personal and sick pay) and other amounts of Compensation that are not Bonus Compensation.
“Beneficiary” means the persons, trusts, estates or other entities entitled under Section 7.2 to receive benefits under the Plan upon the death of a Participant.
“Board” or “Board of Directors” means the Board of Directors of the Company.
“Bonus Compensation” means portion of the Participant’s Compensation derived from short-term incentive programs sponsored by the Company. Bonus Compensation for a Plan Year shall refer to amounts earned with respect to such Plan Year, even if paid after the end of the Plan Year.
“Code” means the Internal Revenue Code of 1986, as amended.
“Company” means Astec Industries, Inc.
“Committee” means the Committee designated by the Board of Directors to administer the Plan, as described in Section 12.1.
“Compensation” shall mean the total base salary and annual bonuses paid by the Company to the Participant during the applicable calendar year. Compensation shall be determined without regard to any limits on Compensation applicable under a qualified retirement plan (such as the limit under Code Section 401(a)(17)). Compensation shall be determined by excluding reimbursements or other expense allowances, fringe benefits (cash and non-cash), moving expenses, and welfare benefits. For this purpose, workers’ compensation payments of any type and severance pay of any type shall be considered “welfare benefits” and are excluded from the definition of Compensation however holiday, vacation, personal and sick pay, and short term disability are not considered “welfare benefits” for this purpose and are included in the definition of Compensation. In addition, Compensation shall exclude all of the following:
(1)    Company contributions to a plan of deferred compensation which are not includible in the employee’s gross income for the taxable year in which contributed, or employer contributions under a simplified employee pension plan, or any distributions from a plan of deferred compensation;

(2)    Amounts realized from the exercise of a stock option, or when restricted stock (or property) held by the employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
(3)     Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or nonqualified stock option;
(4)     Amounts earned or received under a long term incentive program sponsored by the Company;
(5)    Any amounts not paid through United States payroll; and
(6)    Other amounts determined from time to time by the Committee to be excluded from Compensation or ineligible for deferral.
“Effective Date” means January 1, 2021.
“Election Period” means the period established by the Committee during which Participant deferral and distribution elections must be made in accordance with the requirements of Code Section 409A.  Unless otherwise specified by the Committee, the Election Period shall be the month of December, provided however that the Election Period shall in no event end later than the last day of the Plan Year immediately preceding the Plan Year in which Compensation with regard to which a deferral is made is earned. Elections shall only be permissible if made during the Election Period.
Notwithstanding the foregoing, in the case of an employee who first becomes an Eligible Employee after the start of the Plan Year (who for clarification has not previously been eligible to defer compensation into this or any (and any other plan of the Company that would be aggregated with this Plan for purposes of Section 409A of the Code)., the Committee shall provide an initial election period of not more than 30 days from the date an Eligible Employee first becomes eligible. This initial election period shall also be treated as an Election Period for purposes of the Plan with regard to affected Eligible Employees, provided that such Eligible Employees shall only be eligible to defer Compensation earned after their elections have become irrevocable.
“Eligible Employee” means a member of the management team of the Company and other select employees of the Company selected by the Committee. Unless specifically approved by the Committee, an employee must have annual scheduled Base Compensation of at least $175,000 to be selected. Notwithstanding the foregoing, the Committee shall have the discretion to designate individuals with scheduled Base Compensation below this threshold provided that the Committee determines that such individuals are part of a select group of management or highly compensated employees.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Participant” means an Eligible Employee who commences participation in the Plan in accordance with Article 3.
“Plan” means the Astec Industries, Inc. Deferred Compensation Plan, as set forth herein and as amended from time to time.

“Plan Year” means the period commencing January 1 and ending on December 31.
“Separation from Service” means the date that the Participant resigns, retires or otherwise has a voluntary or involuntary termination of employment with respect to the Company and any entity that is a member of the Company’s controlled group of corporations provided however that such termination of employment must also constitute a “separation from service” under Code Section 409A and all applicable rules and regulations issued thereunder.
Article 3 - PARTICIPATION
3.1    Participation. An Eligible Employee shall commence participation in the Plan upon the effectiveness of his first deferral election in accordance with Section 4.1.
3.2    Termination of Participation. The Committee may determine, in advance of any Plan Year, that a Participant shall not be an Eligible Employee for that Plan Year. In such case, the Participant shall continue to be a Participant in the Plan but shall be ineligible to elect deferrals for future Plan Years unless and until the Participant is again determined by the Committee to be an Eligible Employee. For clarification, a determination that an individual is no longer an Eligible Employee shall have no effect on deferral elections that have already become irrevocable.
Article 4 - PARTICIPANT ELECTIONS
4.1    Deferral Agreement. An Eligible Employee may elect during the applicable Election Period, by executing in writing or electronically a deferral agreement on form(s) approved by the Committee, to defer the receipt of a designated percentage of Compensation earned and payable with respect to a Plan Year. The Participant shall make a separate deferral election for Base and Bonus Compensation deferrals for each Plan Year.
Subject to Section 4.4, a new deferral election must be timely executed and delivered to the Committee for each Plan Year during which the Eligible Employee desires to defer Compensation. Except as provided in Section 8.5, elections shall become irrevocable for a Plan Year at the end of the Election Period immediately preceding that Plan Year.
A deferral election for a Plan Year shall also include an election of time and form of payment from the list set forth in Article 8.
4.2    Revocation/Modification of Deferral Elections.  A Participant may not revoke or modify his deferral agreement after the Election Period.  The Committee, in its discretion, may cancel a deferral election if permitted under Code Section 409A, provided that the Participant shall not be provided an election with respect to such cancellation.
4.3    Amount of Deferrals. An Eligible Employee is not required to make a deferral election for any Plan Year. However, if an Eligible Employee makes a deferral election, the following minimums and maximums apply. These minimums and/or maximums may be modified by the Committee for a given Plan Year on the election forms for such Plan Year without the need of a formal plan amendment.
(a)    Minimum Base Compensation Deferral Election. The minimum deferral election percentage an Eligible Employee may make for a Plan Year with respect to Base Compensation is 10% of Base Compensation. For clarification, an Eligible Employee may also elect not to defer any Base Compensation.

(b)    Minimum Bonus Compensation Deferral Election. The minimum deferral election percentage an Eligible Employee may make for a Plan Year with respect to Bonus Compensation is 10% of such Eligible Employee’s Bonus Compensation for a Plan Year. For clarification, an Eligible Employee may also elect not to defer any Bonus Compensation.
(c)    Maximum Base Compensation Deferral Election. The maximum deferral election percentage an Eligible Employee may make for a Plan Year with respect to Base Compensation is 75% of Base Compensation for the Plan Year
(d)    Maximum Bonus Compensation Deferral Election. The maximum deferral election percentage an Eligible Employee may make for a Plan Year with respect to Bonus Compensation is 100% of such Eligible Employee’s Bonus Compensation for the Plan Year.
4.4    Timing of Election to Defer; No Evergreen Elections. A new deferral agreement must be timely executed during the Election Period for each Plan Year during which the Eligible Employee desires to defer Compensation. If an Eligible Employee fails to submit a valid deferral election to the Committee or its designee before the end of the Election Period, the Eligible Employee will be deemed not to have elected to defer any Compensation for the Plan Year to which the Election Period applies.
4.5    Election of Form of Payment. All elections of a form of payment will be made in accordance with rules and procedures established by the Committee. Unless otherwise provided by the Committee, a Participant may elect a different time or form of payment with regard to deferrals and earnings for each Plan Year during the election period for that Plan Year. Failure to submit a time or form of payment election shall result in the Participant’s being deemed to have elected the default time and form of payment set forth in Sections 8.2 and 8.3.
4.6    No Deferrals from Severance.  Deferral elections shall not apply to severance or other amounts payable after a Participant’s Separation from Service.
4.7    No Deferrals from Equity Compensation.  Deferral elections shall not apply to any equity compensation.
Article 5 - ACCOUNTS AND CREDITS
5.1    Establishment of Account. For accounting and computational purposes only, the Committee will establish and maintain an Account on behalf of each Participant which will reflect the credits made pursuant to Section 5.2, distributions or withdrawals, along with the earnings, expenses, gains and losses allocated thereto. The Committee may establish and maintain such other records and accounts, as it decides in its discretion to be reasonably required or appropriate to discharge its duties under the Plan.
5.2    Credits to Account. For purposes of determining earnings and losses, a Participant’s Account will be credited for each Plan Year with the amount of his elective deferrals under Section 4.1 at the time the amount subject to the deferral election would otherwise have been payable to the Participant: deferrals of Base Compensation shall be credited each payroll period, and deferrals of Bonus Compensation shall be credited at such time as such Bonus Compensation would otherwise be paid.

Article 6 - INVESTMENTS AND EARNINGS
6.1    Investment Direction. The Account of each Participant shall be credited or reduced with its allocable share of deemed investment gains and losses. Credits or reductions for investment gains or losses shall generally occur each business day, unless otherwise specified by the Committee. A Participant may direct how his Accounts are deemed to be invested, but only among such deemed investment vehicles as are made available by the Committee from time to time. A Participant’s investment elections shall be made in accordance with procedures established by the Committee. The investment election made in accordance with this Article 6 shall continue unless the Participant changes the investment election in accordance with the procedures established by the Committee or until otherwise superseded by the Committee. Investment elections shall generally be permitted each business day, unless otherwise specified by the Committee, provided however that the Committee may suspend the ability to make or change investment elections from time to time for any reason and provide alternative methods for determining gains and losses. Investment elections and changes thereto shall be effective prospectively only.
6.2    Earnings in Initial Period.    Notwithstanding Section 6.1, for a period beginning on the Effective Date and continuing until the Committee is able to establish procedures for submitting investment elections, (the “Initial Period”), investment elections shall not be permitted and gains and losses shall not be credited or reduced. For the Initial Period, the Committee shall instead determine an appropriate rate of gains or losses in the Committee’s sole discretion and shall credit or reduce Accounts by such rate as soon as practicable after the end of the Initial Period.
6.3    Gains Invested in Same Option. Dividends, interest, and other distributions credited with respect to any deemed investment shall be deemed to be invested in the same investment option.
6.4    Participant Reports on Account Values. At the end of each Plan Year (or on a more frequent basis as determined by the Committee), a report shall be issued to each Participant who has an Account stating the value of such Account.
Article 7 - RIGHT TO BENEFITS
7.1    Vesting. A Participant, at all times, has a 100% nonforfeitable interest in the amounts credited to his Account.
7.2    Beneficiary Designations. A Participant may designate a Beneficiary or Beneficiaries, or change any prior designation of Beneficiary or Beneficiaries in accordance with rules and procedures established by the Committee. Any Beneficiary designation shall remain in effect until changed by the Participant pursuant to procedures set forth by the Committee. For clarification, a change in the Participant’s marital status shall not affect existing Beneficiary designations unless and until the Participant takes action, pursuant to the Committee’s procedures, to change such designations.
A copy of the death notice or other sufficient documentation must be filed with and approved by the Committee or its designee. If upon the death of the Participant there is, in the opinion of the Committee, no designated Beneficiary for part or all of the Participant’s vested Account, such amount will be paid to the Participant’s estate (such estate shall be deemed to be the Beneficiary for purposes of the Plan) in accordance with the provisions of Article 8.

Article 8 - DISTRIBUTION OF BENEFITS
8.1    Amount of Benefits. The vested amount credited to a Participant’s Account (as adjusted for investment gains and losses) shall determine and constitute the basis for the value of benefits payable to the Participant under the Plan.
8.2    Timing of Distribution.  Except as otherwise expressly provided herein, amounts credited to a Participant’s Account for each Plan Year shall be paid to the Participant at the time elected by the Participant (each a “Distribution Date”). Participants may elect to commence payment on the earliest to occur use any combination of the following Distribution Dates:
(a)    The date at which the Participant reached age 65;
(b)    The first day of the seventh month following the Participant’s Separation from Service;
(c)    A specific future date no sooner than two full years after the end of the Plan Year to which the Election Period applies.
A Participant may elect a different Distribution Date each Election Period with respect to Compensation to be deferred during the following Plan Year. If a Participant fails to elect a Distribution Date for any Plan Year, the Participant shall be deemed to have elected Option (b) with regard to Compensation deferred in that Plan Year.
8.3    Form of Distribution. Vested amounts credited to a Participant’s Account shall, at the Participant’s election specified in his deferral agreement in accordance with Article 4, be payable to the Participant in a single sum cash payment or in substantially equal annual cash installments over a period of two to ten years, with such period elected by the Participant during the Election Period.  Annual installment payments shall be calculated by dividing the Account balance subject to the installment election by the remaining annual installments to be made, and a series of installment payments shall be treated as a single payment for purposes of Code Section 409A.
A Participant may elect a different form of payment each Election Period with respect to Compensation to be deferred during the following Plan Year. If a Participant fails to elect a form of payment for any Plan Year, the Participant shall be deemed to have elected to receive a single lump sum with regard to Compensation deferred in that Plan Year.
8.4    Death of Participant. Notwithstanding the Participant’s election as to the time or form of payment, upon the Participant’s death, the Participant’s entire Account (including any amounts with respect to which installment payments have previously commenced) shall be paid to the Participant’s Beneficiary in a single sum cash payment as soon as practicable following the Participant’s death, but in no event later than the last day of the calendar year following the year in which the Participant’s death occurs.
8.5    Changes to Time or Form of Payment. A Participant may elect to change the time or form of any payment subject to the following requirements:
(i) The election to change the time or form of payment must be submitted in writing no later than twelve (12) months preceding the date at which such payments would otherwise begin;

(ii)    The election to change the time or form of payment shall not be effective until 12 months after it is delivered to the Committee; and
(iii)    The commencement of benefits must delayed until at least five years from the date such payment would have otherwise commenced.
The Committee may impose additional restrictions on the right of Participants to change the time or form of payment provided such restrictions are at least as restrictive as the foregoing and are otherwise compliant with the requirements of Code Section 409A.
8.6    Permissible Delays in Payment. Distributions may be delayed beyond the date payment would otherwise occur in accordance with the provisions of Article 8 in circumstances permissible under Code Section 409A as long as the Company treats all payments to similarly situated Participants on a reasonably consistent basis.
(a)    The Company may also delay payment if it reasonably anticipates that the making of the payment will violate federal securities laws or other applicable laws provided payment is made at the earliest date on which the Company reasonably anticipates that the making of the payment will not cause such violation.
(b)    The Company reserves the right to apply delays in payment (with or without amending the Plan) upon events and conditions as the Secretary of the Treasury (or the Secretary’s delegate) may prescribe in generally applicable guidance published.
8.7    Permitted Acceleration of Payment. The Committee may permit acceleration of the time or schedule of any payment or amount scheduled to be paid pursuant to a payment under the Plan provided such acceleration would be permitted by the provisions of Treas. Reg. Section 1.409A-3(j)(4), including the following events:
(a)    Compliance with Ethics Agreements and Legal Requirements. A payment may be accelerated as may be necessary to comply with ethics agreements with the Federal government or as may be reasonably necessary to avoid the violation of Federal, state, local or foreign ethics law or conflicts of laws, in accordance with the requirements of Code Section 409A.
(b)    FICA. A payment may be accelerated to the extent required to pay the Federal Insurance Contributions Act tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2) of the Code with respect to compensation deferred under the Plan (the “FICA Amount”). Additionally, a payment may be accelerated to pay the income tax on wages imposed under Code Section 3401 of the Code on the FICA Amount and to pay the additional income tax at source on wages attributable to the pyramiding Code Section 3401 wages and taxes. The total payment under this subsection (b) may not exceed the aggregate of the FICA Amount and the income tax withholding related to the FICA Amount.
(c)    Section 409A Additional Tax. A payment may be accelerated if the Plan fails to meet the requirements of Code Section 409A; provided that such payment may not exceed the amount required to be included in income as a result of the failure to comply with the requirements of Code Section 409A.
(d)    Offset. A payment may be accelerated in the Company’s discretion as satisfaction of a debt of the Participant to the Company, where such debt is incurred in the ordinary course of the service relationship between the Participant and the Company, the entire amount of the reduction in any of the Company’s taxable years does not exceed $5,000, and the reduction is made at the same time and in the same amount as the debt otherwise would have been due and collected from the Participant.
(e)    Other Events. A payment may be accelerated in the Committee’s discretion in connection with such other events and conditions as permitted by Code Section 409A.
Article 9 - AMENDMENT AND TERMINATION
9.1    Amendment or Termination by Company. The Company reserves the right to amend or terminate the Plan through action of the Committee. No amendment can directly or indirectly deprive any current or former Participant or Beneficiary of all or any portion of his Account which had accrued and vested prior to the amendment. Notwithstanding the foregoing, the Company may terminate the Plan in a manner that complies with the requirements of Code Section 409A.
Article 10 - TRUST
10.1    Right to Establish Trust. The Company may, but is not required to, establish a trust to hold amounts which the Company may contribute from time to time to correspond to some or all amounts credited to Participants under the Plan. In the event that the Company wishes to establish a trust to provide a source of funds for the payment of Plan benefits, any such trust shall be constructed to constitute an unfunded arrangement that does not affect the status of the Plan as an unfunded plan for purposes of Title I of ERISA and the Code.
10.2    Rabbi Trust. Any trust established by the Company with respect to the Plan shall be between the Company and a trustee pursuant to a separate written agreement under which assets are held, administered and managed, subject to the claims of the Company’s creditors in the event of the Company’s insolvency. Any such trust shall be intended to qualify as a rabbi trust in accordance with existing guidance of the Internal Revenue Service, and the establishment of the trust shall not cause the Participant to realize current income on amounts contributed thereto.
10.3    Investment of Trust Funds. Any amounts contributed to the trust by the Company shall be invested by the trustee in accordance with the provisions of the trust and the instructions of the Committee.
Article 11 - PLAN ADMINISTRATION
11.1    Powers and Responsibilities of the Committee. The Committee shall be the plan administrator of the Plan, provided however that any action ascribed or assigned to the Committee may instead be performed by the Board of Directors if the Board of Directors so directs. The members of the Committee shall be appointed by the Board of Directors, and in the event no such Committee is appointed, references to the Committee shall instead apply to the Board of Directors. The Committee has the full power and the full responsibility to administer the Plan in all of its details, subject, however, to the applicable requirements of ERISA. The Committee’s powers and responsibilities include, but are not limited to, the following:
(a)    To make and enforce such rules and procedures as it deems necessary or proper for the efficient administration of the Plan;
(b)    To interpret the Plan, its interpretation thereof to be final;

(c)    To establish rules and procedures for making elections, directing deemed investments, designating and changing beneficiaries, and any other procedures the Committee determines appropriate;
(d)    To decide all questions concerning the Plan and the eligibility of any person to participate in the Plan;
(e)    To administer the claims and review procedures specified in Section 11.2;
(f)    To compute the amount of benefits which will be payable to any Participant, former Participant or Beneficiary in accordance with the provisions of the Plan;
(g)    To determine the person or persons to whom such benefits will be paid;
(h)    To authorize the payment of benefits;
(i)    To comply with the applicable reporting and disclosure requirements of Part 1 of Subtitle B of Title I of ERISA or exemptions thereto;
(j)    To appoint such agents, counsel, accountants, and consultants as may be required to assist in administering the Plan;
(k)    By written instrument, to allocate and delegate its responsibilities, including the formation of an administrative committee to administer the Plan.
11.2    Claims and Review Procedures.
(a)    Claims Procedure. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Committee. Such a claim must be submitted within two (2) years, beginning on the earlier of the date on the date on which the applicable payment was made or the date on which the action complained of occurred. If any such claim is wholly or partially denied, the Committee will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary, and (iv) a description of the Plan’s review procedures and the time limits applicable to such procedures, including a statement of the person’s right to bring a civil action following an adverse decision on review. Such decision will be given in writing within 90 days after the claim is received by the Committee. The Committee may extend the period for providing its decision by 90 days if the Committee determines special circumstances require an extension of time for processing the claim and if written notice of such extension and circumstance is given to such person within the initial 90 day period. If such decision is not given within such period, the claim will be considered denied as of the last day of the applicable period and the affected person may request a review of his claim.
(b)    Review Procedure. Within 60 days after the date on which a person receives a written notification of denial of claim (or, if written notification is not provided, within 60 days of the date denial is considered to have occurred), such person (or his duly authorized representative) may (i) file a written request with the Committee for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Committee. The Committee will notify such person of its decision in writing. Such written decision will be written in a manner calculated to be understood by the person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The written decision will explain that the person is entitled to receive, upon request and free of charge, reasonable access to and copies of all pertinent documents and has the right to bring a civil action following an adverse decision on review. The decision on review will be made within 60 days, provided that the Committee may extend the period for making the decision on review by 60 days if the Committee determines special circumstances require an extension of time for processing the request and if written notice of such extension and circumstances is given to such person within the initial 60-day period. If the decision on review is not made within such period, the claim will be considered denied.
(c)    Exhaustion of Claims Procedures and Right to Bring Legal Claim. No action at law or in equity may be brought (including against the Committee or the Company) prior to the exhaustion of the administrative remedies under this Plan including the claims procedures set forth above. Additionally, any action, in law or equity, must commence not later than one year from the date of the decision on appeal (or, if no decision is furnished with 120 days of receipt of the request for review, the 120th day after receipt of request for review). Failure to file suit within this time period shall extinguish any and all right to benefits under the Plan.
11.3    Plan Administrative Costs. All reasonable costs and expenses (including legal, accounting, and employee communication fees) incurred by the Committee in administering the Plan shall be paid by the Plan to the extent not paid by the Company.
Article 12 - MISCELLANEOUS
12.1    Unsecured General Creditor of the Company. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of the Company. For purposes of the payment of benefits under the Plan, any and all of the Company’s assets shall be, and shall remain, the general, unpledged, unrestricted assets of the Company. Each Company obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.
12.2    Company’s Liability. The Company’s liability for the payment of benefits under the Plan shall be defined only by the Plan and by the deferral elections entered into between a Participant and the Company. The Company shall have no obligation or liability to a Participant under the Plan except as provided by the Plan and a deferral election or agreements.
12.3    Limitation of Rights. Neither the establishment of the Plan, nor any amendment thereof, nor the creation of any fund or account, nor the payment of any benefits, will be construed as giving to the Participant or any other person any legal or equitable right against the Company, the Plan or the Committee, except as provided herein; and in no event will the terms of employment or service of the Participant be modified or in any way affected hereby.
12.4    Anti-Assignment. None of the benefits or rights of a Participant or any Beneficiary of a Participant shall be subject to the claim of any creditor. In particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment, or any other legal or equitable process available to any creditor of the Participant and his or her Beneficiary. Neither the Participant nor his or her Beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the payments which he or she may expect to receive, contingently or otherwise under the Plan (and any attempt to do so shall be void), except the right to designate a Beneficiary to receive death benefits provided hereunder.

Furthermore the Plan shall not honor or permit assignment of benefits under a domestic relations order, including a qualified domestic relations order. Notwithstanding the preceding, the benefit payable from a Participant’s Account may be reduced, at the discretion of the Committee, to satisfy any debt or liability to the Company.
12.5    Facility of Payment. If the Committee determines, on the basis of medical reports or other evidence satisfactory to the Committee, that the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Committee may direct the Company to disburse such payments to a person or institution designated by a court which has jurisdiction over such recipient or a person or institution otherwise having the legal authority under State law for the care and control of such recipient. The receipt by such person or institution of any such payments therefore, and any such payment to the extent thereof, shall discharge the liability of the Company, the Plan and the Committee for the payment of benefits hereunder to such recipient.
12.6    Notices. Any notice or other communication to the Company or Committee in connection with the Plan shall be deemed delivered in writing if addressed to the Company at the following address: 1725 Shepherd Road, Chattanooga, Tennessee 37421 and if either actually delivered at said address or, in the case or a letter, 5 business days shall have elapsed after the same shall have been deposited in the United States mails, first-class postage prepaid and registered or certified. The address specified in the preceding sentence may be updated by any officer of the Company as necessary and without the need to amend the Plan.
12.7    Required Information. Each Participant and Beneficiary shall furnish the Committee such information as the Committee shall consider necessary or desirable for purposes of administering the Plan. The provisions of the Plan respecting the payment of any benefit are conditional upon the Committee’s prompt receipt of such information. The Company, the Committee, and any other party involved in the administration of the Plan shall be entitled to rely upon any information furnished by a Participant or Beneficiary with respect to any matters required to be determined hereunder and shall not be liable on account of the payment of any moneys or the doing of any act or failure to act in reliance thereon. The Committee may determine that any individual’s benefits under this Plan are forfeited if the Committee is unable to locate such individual due to that individual’s failure to provide the Committee with current contact information.
12.8    Taxes.
(a)    All amounts payable under this Plan shall be subject to all applicable withholdings, and the Company may withhold such amounts from any payments due the Participant or from amounts deferred, as permitted by law, or otherwise make appropriate arrangements with the Participant or his Beneficiary for satisfaction of such obligation. Tax, for purposes of this Section 12.8 means any federal, state, local or any other governmental income tax, employment or payroll tax, excise tax, or any other tax or assessment owing with respect to amounts deferred, any earnings thereon, and any payments made to Participants under the Plan. The Committee may condition receipt of any benefits upon the Participant’s (or Beneficiary’s) satisfaction of applicable tax and withholding obligations.
(b)     Notwithstanding anything else in this Plan, and regardless of any action the Company takes with respect to any or taxes, the ultimate liability for all taxes due by a participant is and remains the Participant's responsibility, and the Company and the Committee: (i) make no representations or undertakings regarding the treatment of any taxes; and (ii) do not commit to structure the terms of the payment under the Plan to optimize, reduce, or eliminate the Participant's or Beneficiary’s liability for taxes. Without limiting the foregoing, the Company and the Committee make no guarantee with regard to any tax treatment of any benefit or payment under this Plan, and the Participant or Beneficiary shall be solely and exclusively responsible for any taxes, penalties, and interest owing with regard to participation under this Plan. Without limiting the foregoing, neither the Company nor the Committee nor any other person shall have any liability to any Participant or Beneficiary should any provision of the Plan fail to satisfy the requirements of Code Section 409A.
12.9    Successors. The provisions of the Plan shall bind and inure to the benefit of the Company and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.
12.10    Governing Law. The Plan will be construed, administered and enforced according to the laws of Tennessee.
Executed this 23rd day of October, 2020 but effective January 1, 2021 except as otherwise expressly provided herein.
ASTEC INDUSTRIES, INC.
/s/ Reuben Srinivasan
By: Reuben P. Srinivasan
Its: Senior Vice President of Human Resources